UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 8, 2007

TurboSonic Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-21832	13-1949528
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

550 Parkside Drive, Suite A-14
Waterloo, Ontario N2L 5V4
Canada
(Address of principal executive offices)

Registrant's telephone number: (519) 885-5513

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a board meeting held on February 8, 2007, Ken Kivenko was elected as a member of the TurboSonic board of directors. This brings the total number of board members to eight including five independent directors.

Mr. Kivenko, a member of the Professional Engineers of Ontario, is the founder and President of Kenmar Consulting. Kenmar acts as a private consultant in the areas of strategic planning, Total Quality, financing and governance, and was established in January 2001. Prior thereto, he was President and CEO of NBS Technologies, a supplier of credit and ID cards and card personalization equipment, from June 1995 to December 2000. He currently serves on the board of RDM Corporation (HR/Compensation committee and Chair of Disclosure Committee) and Hy-Drive Technologies Ltd. (HR/Compensation committee, Audit Committee, Chair of Disclosure Committee) He is the Advisory Committee Chairman for the Small Investor Protection Association in Canada and is a member of the Ontario Securites Commission Continuous Disclosure Advisory Panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2007
TURBOSONIC TECHNOLOGIES, INC.

By:	/s/ Egbert Q. van Everdingen
Name: Egbert Q. van Everdingen
Title: President, Secretary & Treasurer